Exhibit 99.1

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

iSun, Inc
Edited SunCommon Acquisition Call Transcript
September 9, 2021, 0830 EST

Corporate Participants:
Tyler Barnes - Investor Relations Consultant, iSun Energy, Inc.
Jeffrey Peck - Chairman and Chief Executive Officer, iSun Energy, Inc.
John Sullivan - Chief Financial Officer, iSun Energy, Inc.
James Moore – Co-President, SolarCommunities, Inc.
Duane Peterson – Co-President, SolarCommunities, Inc.

Analysts:
Jeffrey Campbell - Alliance Global Partners
Justin Clare – ROTH Capital Partners, LLC
Noel Parks - Tuohy Brothers Investment Research Inc.

PRESENTATION:

Moderator
Good day, ladies and gentlemen, and welcome to your iSun Acquisition of SunCommon Conference Call.

All lines have been placed on a listen-only mode and the floor will be open for your questions and comments following the presentation. [Operator Instructions]

At this time, it is my pleasure to turn the floor over to Tyler Barnes, Investor Relations. Sir, the floor is yours.

Tyler Barnes
Thank you and good morning. We’re pleased to welcome you to iSun’s conference call, where we will discuss details pertaining to iSun’s acquisition of SunCommon. Jeffrey Peck, Chairman and Chief Executive Officer of iSun; and Duane Peterson and James Moore Co-Presidents of SunCommon will begin by discussing each party’s rationale for the merger.

John Sullivan, iSun’s Chief Financial Officer, will provide an overview of the transaction details. Jeff will then elaborate on the specific criteria iSun used in evaluating potential partners and share how the merger will benefit both parties before offering closing remarks.

After our prepared remarks today, we will open the lines to address any of your questions. As a reminder, comments and answers to questions during the call will include forward-looking statements that refer to management’s expectations or future predictions. These statements are made as of the date of this call and management is under no obligation to update these forward-looking statements in the future. They are subject to risks and uncertainties that could cause actual results to differ from management’s expectations.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

With that, I will now turn it over to our CEO, Jeff Peck.

Jeff Peck – Chief Executive Officer, iSun Energy, Inc.
Thank you, Tyler. I’d like to thank everybody for taking the time today to discuss our exciting and transformative acquisition of SunCommon and iSun’s execution on phase one of our residential strategy.

However, before I begin, I’d like to give everyone a little background of iSun and the progress we’ve made in just 2 years as a public company. iSun exists to accelerate the adoption of proven technological innovations capable of improving lives.

This is not a new concept for iSun. It’s been our approach to business since 1972, from building semiconductor clean-rooms to installing structured cabling and fiber optics, to transitioning our focus to the solar industry, we have always embraced innovative ideas to best serve our customers.

Today, iSun believes that clean renewable solar energy is the most important investment we can make. As the climate crisis escalates and consumer demand for renewable energy increases, we are laser focused on using our capabilities to accelerate the transition from dirty to clean energy.

To execute on this mission, we entered the public market in June of 2019. We did this specifically to create a solar energy platform capable of accelerating the transition to solar energy. Simultaneously, we introduced our 3-pronged strategy for growth.

First, as a C&I solar company, we were focused on organic growth throughout New England, and then the East Coast. Now, just 2 years later, we are executing on projects in every state in New England, and have projects in our pipeline throughout the East Coast. iSun was recently ranked the number 3 C&I EPC in the country by Solar Power World.

Secondly, as a company, we own and operate our own solar assets. This recurring revenue increases our net margin, which in turn helps us further accelerate solar adoption. Because we want to expand the ownership of these assets, we made an investment in GreenSeed Investors in April, 2020. GreenSeed Investors provides an investment vehicle that gives iSun development rights and minority ownership of constructed assets, without burdening our balance sheet. I highlighted the significant progress that they made in our second quarter conference call.

Third, we wanted to execute an accretive M&A strategy to help expand our platform and impact. Specifically, we wanted to pursue opportunities that would help better position us to accelerate the adoption of solar energy across all market segments.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

With that in mind, and because we believe that EV adoption will be the accelerant for both energy demand and slower adoption, we wanted to be able to offer a unique market competitive solution to our customers. In January of this year, we acquired iSun Energy, LLC for their branded solar carport and EV charging products, and rebranded our company to iSun, Inc.

Next in April, iSun acquired the intellectual property of Adani Group North America, thus entering the utility-scale solar business. iSun Utility delivers solar development services and utility-scale EPC development and professional services. We’ve seen immediate success in this division, both internally by driving costs down on projects and externally by providing development services and eventually EPC services on several 100 megawatts of projects.

I will have much more to announce about our progress in Utility division in coming weeks. Today, however, is about executing on phase one of our residential strategy.

In our second quarter conference call, I announced our intention to enter the residential solar sector. The transition to clean renewable solar energy is upon us. The transition from ICE to electric vehicles is a once-in-a-lifetime shift in energy demand and will dramatically accelerate solar adoption. For most, purchasing an electric vehicle will be the first time that they really start thinking about where their energy is coming from and how it is produced. As people charge the vehicles at home, their electric bills will likely double. There is also an increasing awareness and concern of the environment and the climate crisis, and how we source our energy needs. These conditions will prompt consumers to invest in solar energy and storage for their home, so that they can charge their vehicles from renewable sources and use clean renewable solar energy for their home, while decreasing their carbon footprint, creating resiliency for their home, future-proofing against increased power cost and becoming part of virtual power plant. These changes will be especially pronounced for consumers and small businesses.

iSun has found a perfect partner to help us enter this marketplace. SunCommon with their people, their experience, their platform, their management, and most importantly, their values best position us to execute on our residential strategy.

I’d like to discuss how SunCommon meet these capabilities in detail. But before I do, I’d like to welcome to the iSun team and introduce them, and turn the call over to SunCommon’s co- presidents, James Moore and Duane Peterson, and then allow our CFO, John Sullivan, to discuss the details of the transaction. James?

James Moore - Co-President, SolarCommunities, Inc.

Great. Thank you, Jeff. As SunCommon, we believe that everyone has the right to a healthy environment and a brighter future. And frankly, renewable energy is a big part of where that starts. We know that energy from the sun can power our lives and it can build vibrant community, so our mission has always been to tear down the barriers to clean energy and they use our business as a force for good. Our merger with iSun accelerates this important work as we address our climate crisis head on.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

With SunCommon, iSun officially enters the high growth residential and light commercial solar market with an experienced like-minded partner, and it’s a great place to be U.S. residential solar is on track to have its biggest year ever. And in Vermont and New York, SunCommon’s core market, residential solar permits have increased more than 50% versus last year. And SunCommon is outpacing that market, doubling our year- to-date orders in Vermont and New York, while cutting our customer acquisition costs.

The sales and marketing efforts fueling our growth come at approximately half the cost of other national solar company. While our customer acquisition costs are decreasing, we’re actually seeing our customers buying more from SunCommon, increasing their lifetime value. Our customers are adding home energy storage and storage system sales are up to almost 40% of the PV system sales for this year. And our customers are adding more solar, PV system expansions in 2021 are up 3-fold over the same period last year.

And when our customers experienced SunCommon’s quality and service, they refer their friends and family, and almost one-third of all our customers were referred directly by a friend or a member of their family. And that’s probably a good segue for me to kick it over to one of my best friends, my co-founder at SunCommon, Duane Peterson.

Duane Peterson - Co-President, SolarCommunities, Inc.

Thank you, James. And it is our friends, as we call it our community or simply the way we roll, that really sets SunCommon apart. We were founded as a public benefit corporation and certified as a B Corp with a commitment to a triple bottom line people, planet and profit. We take care of our people, and they notice; as an employer of choice, we hire great people and engage them in fulfilling work. A solid cared for workforce translates into delighted customers and we see that through our really high net promoter scores and are ample referrals that we get from them. So this doesn’t just feel good. It’s good business. It lowers our cost of customer acquisition and drives up volume. It turns out doing right leads to doing well.

Jeff Peck – Chief Executive Officer, iSun Energy, Inc.

Thank you, James. Thank you, Duane. I’d like to turn the floor over to John, who will provide the details of the transaction.

John Sullivan – Chief Financial Officer, iSun Energy, Inc.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

Thank you, Jeff. The transaction is valued at $40 million and will consist of approximately $24 million in cash consideration and $16 million in shares of common stock consideration, subject to customary purchase price adjustments, customary seller representations and warranties and indemnification obligation.

Additional earnout provision may be reached based on year-over-year revenue growth consensus for the years ending December 31, 2021, 2022, and 2023, respectively. In addition, iSun will also provide an infusion of $1.5 million in working capital at close for business continuity purposes, as well as provide a revolving line of credit to support SunCommon’s growth initiative.

Additional details of the transaction will be included with the company’s current report on Form 8-K, which will be filed with the United States Securities and Exchange Commission.

Jeff Peck – Chief Executive Officer, iSun Energy, Inc.
Thank you, John. We launched our residential expansion at a time when residential solar has only seen about 3.5% market penetration. McKinsey forecasts that residential market will grow 19% year-over-year, resulting in more than 3.8 gigawatts of installed capacity in 2021. The 2- year ITC expansion will drive double-digit growth in 2022 and 2023. This sector has massive growth opportunities and is ripe for consolidation and it’s extremely fragmented. We are driven to facilitate consumer adoption for solar, and to address these opportunities; in doing so, iSun needed a partner that has created a platform in the residential sector to build upon.

As stated in our second quarter conference call, we had a very specific list of criteria we are looking for in an acquisition to execute phase one of our residential strategy. Specifically, we were looking for a partner who:
1.)          Was between $5 million and $50 million in revenue, and profitable;
2.)          Had a scalable platform;
3.)          Maintained low customer acquisition costs;
4.)          Was located in the Eastern US;
5.)          Maintained a residential focus with commercial sales and capabilities;
6.)          Were strong operators with great people;
7.)          Developed loyal, long-term customers;
8.)          Provided multiple services including solar, storage, O&M, community solar, and others;
9.)          Had expansion ambitions beyond their base territory, and who would benefit from scale.

We were looking for all of this, at reasonable valuations. It was a lot to ask, but we found SunCommon to have all of these attributes. SunCommon’s audited gross revenue of approximately $33.1 million in margins of 29.3% in 2020 well positions us to capitalize on current market conditions, and to enhance profitability through SG&A synergies, financing and leasing options, as well as economies of scale related to vendor management.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

SunCommon also has low customer acquisition costs. SunCommon’s reported customer acquisition costs of $0.36 per watt for the last 12 months are among the lowest in the industry, almost half of what was reported by residential EPC market leader Sunrun, at $0.69 a watt.

Additionally, SunCommon has proven to be capable operator. Like iSun, SunCommon values high-touch customer service capabilities that foster long-term customer relationships. Our shared appreciation for such a model is important for two reasons: In the current market, when there are multiple opportunities to sell meaningful products after the initial install, it is important to get it done right the first time, every time. At the same time, new technologies like EV charging, energy storage and grid management are arriving early and often. The rapid pace of these developments means consumers will be looking to enhance their systems more regularly, increasing customer long-term value. Having a partner such as SunCommon, someone who can cultivate and maintain these relationships at a low cost is paramount.

SunCommon also has other attributes outside of our criteria that will help us meet this residential opportunity. SunCommon has experience scaling its operation. SunCommon acquired and integrated Hudson Solar as part of expansion efforts into New York in 2018. This experience and capability will be a substantial advantage for iSun, as it continues to expand across the East Coast, either by building teams in new areas organically, or by acquiring businesses, with or without the sophistication of SunCommon’s existing platform.

Additionally, SunCommon’s focus on consumer residential and direct-to-customer marketing capabilities - when combined with iSun’s development services and industrial EPC capabilities - well position us to address the rapidly growing market segments requiring this combination of expertise. Community solar programs are one such example. Targeted to consumers without the ability to have solar on their home, community solar programs require both skillsets. iSun and SunCommon have collaborated on community solar programs previously, together building 17 such projects. At one point, we were estimated to have constructed nearly 10% of all community solar projects in the United States.

Perhaps most important, SunCommon’s legacy as a business for good, will help guide and shape iSun’s culture. At iSun, we are proud not only of the progress we’ve made towards our mission, but also the way we’ve gone about doing it. Like SunCommon, we’ve always been a values- oriented business. We’ve just never formalized our business practices as such. Moving forward, we’re excited to have SunCommon, a Certified B Corp, shape and inform our parctices. In this regard, this merger not only prepares us for the future of our industry, but also for the future of business.

In closing, this is a tremendous partnership, one that positions both iSun and SunCommon to execute on a shared vision of creating a business solution to address the climate crisis. We are excited to be working with them and look forward to the opportunities ahead.

Thank you all for joining the call today. I’d like to now open-up the lines for questions.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

QUESTIONS AND ANSWERS
Operator
Thank you. The floor is now open for questions. [Operator Instructions] We’ll take our first question from Jeffrey Campbell with Alliance Global Partners. Please go ahead, sir.

Q: Good morning.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Good morning, Jeff.

Q: And before I ask questions, I’d like to offer my congratulations on what looks like a really outstanding acquisition.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Okay.

Q: My first question is what is the effective date of the SunCommon acquisition?

Jeffrey Peck - Chief Executive Officer, iSun Energy

Closing is anticipated here in Q3 with a proposed effective date as of 9/30.

Q: Okay, right. Analyzing your various guidance points together, it looks like the 2021 revenue guidance could be something like a 50/50 combination from both the former iSun and SunCommon. Is that roughly correct?

Jeffrey Peck - Chief Executive Officer, iSun Energy
Yes, that’s approximately correct.

Q: Okay. Great. Thank you. You noted that after acquiring SunCommon you’ll have operations [in 10 states] [ph]. Do you expect to expand to any further states over the next 12 months or so, or will the effort be more about gaining increased market share within the 10 states currently identified?

Jeffrey Peck - Chief Executive Officer, iSun Energy

Yeah. This is phase one of our residential strategy, of East Coast strategy that we laid out in our second quarter call. As we expand, we’re going to assess do we acquire, do we build or do we have a hybrid solution to most effectively enter those markets? And so, today being 1 day post transaction, we’re super excited by this.

We certainly want to assess different options, look at different markets on where we want to go. But we want to execute on Phase 2, 3 and 4 of our East Coast strategy.

Q: Right. SunCommon’s leadership noted the importance of scale. And then, joining iSun allows it to accelerate its growth plan. But based on your remarks today, it sounds like community solar is one such opportunity. Is that the primary one or are there other potential projects [out there] [ph]?

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

Jeffrey Peck - Chief Executive Officer, iSun Energy
Yeah, certainly community solar, which exists now I believe in 22 states. And the District of Columbia is experience that we have together. And with our internal development services, our industrial construction capabilities and iSun’s, by partnering SunCommon’s direct-to-consumer sales apparatus, I think it’s a compelling way to grow top-line and profit, as well as recurring income and revenue for the business, also a way to increase our asset ownership and expand renewable energy for people who wouldn’t otherwise have it.

Q: I think that’s an asset ownership as far as also in creating variable as well. And finally, you noted the SunCommon’s customer capture was averaging around $0.36 a watt and 30% gross margin, both of which are quite strong relative to peers. Are there any specific selling modalities, product packaging, customer engagement methods that are material to SunCommon’s, obviously, effective marketing?

Jeffrey Peck - Chief Executive Officer, iSun Energy
James or Duane, do you want to address that for Jeff?

James Moore - Co-President, SolarCommunities, Inc.
Sure, I’d be happy to take a swing at that. This is James.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Thanks, James.

James Moore - Co-President, SolarCommunities, Inc.
Good morning. I think that we started with a really high-touch kind of community organizing approach to our marketing. And those roots really had us focus on our customers and understanding who they are, what their motivations are.

Over the past decade, we’ve matured that marketing approach to include the full array of sure high-touch in-person work, but also a tremendous digital program. Well, what really sets us apart is, I think, how we communicate and the content that we reach our customers with. We recognize that our customers have a lot of choice out there. And they want to work with the company that is going to deliver them really high-quality work, who recognizes that the residential solar industry is a ground game, you knew one installation at a time and you really have to care for that customer. Unfortunately, the residential contracting world as a really low bar for customer service, so we strive to deliver really high-quality service, which delivers happier customers, better quality installations, because we respect our employees and the craft that they employ.

And ultimately, that leads to more referrals, and more business, and more clean energy. And it’s that those referrals are by far the lowest cost of acquisition, because they’re telling their friend, they’re telling their family. And you’re no longer in super competitive situation, because I tell you, if a friend of mine tells me, if I’m looking for a plumber, and a friend of mine tells me, this is the plumber, you’ve got to go to their fantastic conversations over I’m there. So it’s really about focusing on the customer, delivering quality content, and quality work time and time and time again.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

Q: I appreciate that comprehensive answer. That’s very helpful. And again congratulations on the acquisition, we look forward to hearing more and more about it over time.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Thank you, Jeff.

James Moore - Co-President, SolarCommunities, Inc.
Thanks. We’re excited.

Operator
We’ll take our next question from Justin Clare with ROTH Capital Partners. Please go ahead.

Q: Good morning, everyone. Thanks for taking our question.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Good morning. Thank you.

Q: So I guess, first off you touched on this a little bit, but I just wanted to explore a little more. For SunCommon specifically, how are you thinking about regional expansion to new states? In the near-term is the focus just going to be on Vermont and New York? Or could you look at new states in the near-term? And if so, what states might be considered?

Jeffrey Peck - Chief Executive Officer, iSun Energy
Great, Justin. Thanks for that question. It’s Jeff Peck. We’re calling the SunCommon acquisition phase one of our residential strategy. It is an East Coast strategy. As we approach new markets, we’ll look at each market and assess whether we should expand by purchasing someone in that market, whether we should build in that market, or whether we employ some sort of a hybrid solution where we buy a small company, they’re worrying in the platform that SunCommon has built and help scale them rapidly based on what they’ve built in that local market.

We feel that the East Coast is where we want to grow, with this residential strategy. And that’s the approach that we’ll take with each subsequent step in our East Coast expansion strategy.

Q: Okay, great. And then just on the benefits of this acquisition, I would love to understand how you’re thinking about – how the participation across residential, commercial, industrial and utility segment. How does participating across all those segments really benefit the business? Is it really a focus on lowering costs by sharing resources across those segments or greater leverage with purchasing equipment? How should we think about that?

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

Jeffrey Peck - Chief Executive Officer, iSun Energy
Yeah, absolutely. I think we should think about it in all of those ways that you mentioned. Currently there are shared services – our development services internally - that do this. This team that helps make our utility division more effective, also helps our industrial division by developing a community solar project; it will also help support SunCommon when they have a customer who wants to convert to renewable energy…or if they can’t because of their roof, or where they live, or they’re a renter, etc. And so all of the shared services internally will help support each other.

I think, we’ll be the only publicly traded - feel free to correct me if I’m wrong - I believe, we’ll be the only publicly traded company that can serve every single solar market sector. And we think there’s great value in there both for the services we provide and for investors.

As I talked about on the call, as we see this massive transition from ICE vehicles to EVs, there’ll be a natural curiosity about renewable energy that may not have existed previously. And of course, everybody wants clean air and clean water. That’s something that we can all rally around - we can use our business for good; We have a business approach to fight the climate crisis. And all of those shared services internally will help drive business and increase the valuation for the company.

Q: Okay. And then – go ahead.

James Moore - Co-President, SolarCommunities, Inc.
Jeff, can I build on that a little bit?

Jeffrey Peck - Chief Executive Officer, iSun Energy
Absolutely. Yeah, please.

James Moore - Co-President, SolarCommunities, Inc.
Awesome. One of the things that we’ve seen and talked about with iSun a lot, this is James Moore, again. Is that – all of our – almost all of our customers on the residential level worked. And often they owned a small business, or work in a large business and work in a position that is considering how that business is controlling its energy costs or meeting its sustainability goals. So what we believe is that within iSun, there’s going to be a lot of kind of cross pollinating and cross selling. And as we add SunCommon come across larger projects that wouldn’t have previously been in our wheelhouse, we’ll have colleagues who know how to execute on those projects perfectly.

And likewise, when there’s a larger commercial project, we’re going to be able to engage those employees and be able to offer residential solutions for them. And I think a lot of the national companies have done a great job of specializing on one sector. But that really leaves a lot on the table, because we live in communities; we work in communities. And there’s, I think, a lot of cross pollination benefit in the marketplace. And then, iSun has done it up really well to have separate division to know how to execute well on each of those. And we’re excited to be part of that broader family.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

Q: Okay, great. That makes a lot of sense. Just one last question for me, can you talk about how the acquisition is being financed? Is it cash on the balance sheet plus mix of thing, and then following the acquisition, can you give us a sense for how the balance sheet will look?

Jeffrey Peck - Chief Executive Officer, iSun Energy
Sure. So we have not provided pro forma information at this point in time, but we will be filing the necessary statements with the SEC in the short-term. From a financing perspective, over the last several months, as I’m sure you’re aware we have exercised their public warrants. We did a [RDO] [ph] at the beginning of the year so the transaction is being financed with cash on balance sheet, as well as new share issuance. Post-transaction, we are looking to find some alternative financing options that will structure us and allow us to execute on phase two of our residential strategy.

Q: Okay. Thanks for taking my question.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Thank you.

Operator
[Operator Instructions] We’ll take our next question from Noel Parks with Tuohy Brothers. Please go ahead.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Good morning, Noel.

Q: Good morning. Just had a couple of things. I was wondering, as far as the business mix going forward, of course, with this acquisition, significant residential expansion is just one of the motivators. But, going forward, are you more or less agnostic on the business mix? Or do you sort of see thresholds, past which you wouldn’t be looking to grow one segment or the other?

Jeffrey Peck - Chief Executive Officer, iSun Energy
So the revenue mix, we all have different timelines and lifecycles. And our revenue mix, moving forward, will be somewhat opportunistic. We think – obviously, we’re launching our residential strategy – that that’ll be an area of growth for us. But at the same time, that expansion and that growth will provide us opportunities in the commercial area in the industrial sector. And then, of course, our utility division and our development services will provide us with a lot of opportunity as well, in that the build-transfer model and the desire for utilities to own their own assets going forward, I think will be really important.

We also think that this transaction will smooth out some of the lumpiness that you see in both the C&I and utilities space. We like that and we think it’s a great area for growth.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

Q: Great. Thanks. And I’m just curious, talking about the storage business, I’m just curious if from either side, if it’s SunCommon or iSun side, what’s your sense of the main motivators for customers to either add on storage after solar installation or to bundle it together? I sort of think of, we had catastrophic storms in a lot of other parts of the country that might make people more mindful of storage, but just wondering about up in the northeast what drives people.

Jeffrey Peck - Chief Executive Officer, iSun Energy
James, do you want to touch on that?

James Moore - Co-President, SolarCommunities, Inc.
Yeah, absolutely, because we have seen interest steadily increasing. And I think it’s driven by a desire for security in your home. We continue to see extreme weather that is wreaking havoc on electrical systems across the country, whether you’re looking at Louisiana right now or New York, or in Vermont, like in the northeast we have some of the oldest electrical infrastructure in the country.

And these storms and the intensity create significantly more outages. And now you’ve got people working from home more. And it doesn’t work to be out of power for any meaningful period of time. So to be able to produce your own energy at your home with solar, store it and use it in the case of an emergency, I think that is probably the prime motivator for most of our customers. There are other customers certainly who will also appreciate using their own solar energy more and relying less on the electrical grid and less on the dirty fossil fuels that are pumping into our electrical grid.

Q: Okay, great. Thanks, all. It’s all for me.

Operator
[Operator Instructions] There appear to be no further questions at this time.

Jeffrey Peck - Chief Executive Officer, iSun Energy
Great. I’d like to thank everybody for jumping on the call today. We look forward to speaking with all of you in the future as we roll out our residential strategy and begin to execute on second and third phases moving forward.

Thank you very much.

Operator
Thank you. This does conclude today’s teleconference. We thank you again for your participation. You may disconnect your lines at this time and have a great day.